SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 22, 2013

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

P:\common\075\WORD\LEGAL\8k\2013\Form8K barnello biumi Appointed Directors.Oct2013.doc

HOME PROPERTIES, INC.

CURRENT REPORT
ON FORM 8-K

Item 5.02                      Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2013, the Board of Directors of Home Properties, Inc. voted to elect Michael D. Barnello and Bonnie S. Biumi to the Board of Directors, effective October 22, 2013.  A press release announcing their appointments is attached as Exhibit 99.

Mr. Barnello and Ms. Biumi will serve as independent directors.  Upon joining the Board, Mr. Barnello and Ms. Biumi will receive the same compensation as is paid to other directors of the Company.

In connection with their appointment to the Board of Directors, each of Mr. Barnello and Ms. Biumi will enter into an Indemnification Agreement with the Company in substantially the same form as the Company has entered into with the other independent directors.

In connection with this appointment, the Board of Directors also changed the size of the Board to eight directors, effective October 22, 2013.

Exhibit 99                      Press Release of Home Properties, Inc. Dated October 24, 2013 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME PROPERTIES, INC.
(Registrant)

Date:       October 24, 2013

By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer